EXHIBIT 23(i)


BLAZZARD, GRODD & HASENAUER, P.C.

ATTORNEYS AT LAW                                     CONNECTICUT OFFICE:
                                              943 POST ROAD EAST - P.O. BOX 5108
NORSE N. BLAZZARD**                           WESTPORT, CONNECTICUT 06881- 5108
LESLIE E. GRODD*                                   TELEPHONE (203) 226-7866
JUDITH A. HASENAUER**                              FACSIMILE (203) 454-4028
WILLIAM E. HASENAUER*                              FACSIMILE (203) 454-4855
RAYMOND A. O'HARA III*
LYNN KORMAN STONE*                                     FLORIDA OFFICE:
                                                   FEDERAL TOWER, SUITE 500
                                                  1600 SOUTH FEDERAL HIGHWAY
*   Admitted in Connecticut                      POMPANO BEACH, FLORIDA 33062
**  Admitted in Connecticut and Florida            TELEPHONE (954) 545-9620
                                                   FACSIMILE (954) 545-9969




                                 April 26, 2005


Board of Directors
Investors Mark Series Fund, Inc.
2300 Main Street, Suite 450
Kansas City, MO  64108

Re:       Opinion of Counsel - Investors Mark Series Fund, Inc.

Gentlemen:

You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of a Post-Effective Amendment to a Registration Statement on Form N-1A with respect to Investors Mark Series Fund, Inc.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We are of the following opinions:

1. Investors Mark Series Fund, Inc. ("Fund") is an open-end management investment company.

2.      The Fund is created and validly existing pursuant to the Maryland Laws.

3. All of the prescribed Fund procedures for the issuance of the shares have been followed, and, when such shares are issued in accordance with the Prospectus contained in the Registration Statement for such shares, all state requirements relating to such Fund shares will have been complied with.

4. Upon the acceptance of purchase payments made by shareholders in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such shareholders will have legally-issued, fully paid, non-assessable shares of the Fund.

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BLAZZARD, GRODD & HASENAUER, P.C.

Board of Directors
April 26, 2005
Page 2



We consent to the reference to our Firm under the caption "Counsel and Registered Public Accounting Firm" contained in the Statement of Additional Information which forms a part of the Registration Statement.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration.

                                              Sincerely,

                                              BLAZZARD, GRODD & HASENAUER, P.C.


                                              By: /s/ RAYMOND A. O'HARA III
                                                  ------------------------------
                                                  Raymond A. O'Hara III